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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

Netsol International, Inc. and Subsidiaries
  (formerly Mirage Holdings, Inc.)
Calabasas, California


We consent to the incorporation by reference in Amendment No. 2 to Registration Statement on Form S-3/A (File No. 333-49832) of our reports dated September 06, 2000, for Network Solutions (Pvt.) Limited and NetSol Connect (Pvt.) Limited with respect to their inclusion in the consolidated financial statements of NetSol International, Inc. and Subsidiaries included in Amendment No. 1 to the Annual Report on Form 10-KSB/A for the year ended June 30, 2000.


/s/ Saeed Kamran Patel & Co.
Chartered Accountants


Lahore, Pakistan
June 5, 2001